Exhibit 99.1


                The Medicines Company Reports Fourth Quarter and
                        Full Year 2005 Financial Results


     PARSIPPANY, N.J.--(BUSINESS WIRE)--Feb. 15, 2006--The Medicines Company (NASDAQ: MDCO) today announced its financial results for the fourth quarter and full year 2005.

     Financial highlights include:

     -- Net revenues were $32.1 million for the fourth quarter 2005, compared to $40.9 million for the fourth quarter of 2004. For the full year 2005, net revenues were $150.2 million, compared to $144.3 million for the full year 2004.

     -- Net loss was $5.1 million for the fourth quarter 2005, compared to net income of $4.7 million for the fourth quarter 2004. For the full year 2005, net loss was $7.8 million, compared to net income of $17.0 million for the full year 2004.

     -- The Company estimates that wholesaler inventories were reduced by $26 million in the third and fourth quarters combined.

     Steve Koehler, Senior Vice President and Chief Financial Officer of The Medicines Company stated, "In October, we provided revised guidance for Angiomax sales of $150 million. We also guided to a reduction in wholesaler inventories of $26 million in the third and fourth quarters. Fourth quarter growth in underlying demand for Angiomax(R) (bivalirudin) enabled us to reach our revenue guidance, while also reducing wholesaler inventories as we planned."
     John Kelley, President and Chief Operating Officer, said, "Our key milestone in the fourth quarter was the completion of patient enrollment in the 13,800-patient Angiomax ACUITY trial in patients with acute coronary syndromes. The trial has been accepted for late-breaking presentation at the American College of Cardiology Conference on March 12."
     Mr. Kelley continued, "The future drivers of our acute care franchise continue to advance. We are continuing to enroll the Phase III safety trials for clevidipine, our IV blood pressure control agent, and we expect completion of this program in 2006. We expect to commence patient enrollment in the Phase III CHAMPION-PCI trial of our novel IV antiplatelet candidate, cangrelor, in the first half of 2006. With Angiomax and with our two late-stage programs moving forward, we begin 2006 well positioned for sustainable growth."
     There will be a conference call with management today at 8:30 A.M. to discuss financial results, outlook and operational developments. To listen live, webcast login is available at http://www.themedicinescompany.com. Alternatively, the call dial-in is 866-510-0704 (passcode is 28012450). From outside U.S.: dial 1-617-597-5362 (passcode is 28012450). Replay is available from 10:30 am EST following the conference call through February 28, 2006. To hear a replay of the call, dial 888-286-8010 (domestic) and 617-801-6888 (international). Passcode for both dial in numbers is 59585880.

     The Medicines Company meets the demands of the world's most advanced medical practitioners by developing products that improve acute hospital care. The Company markets Angiomax(R)(bivalirudin), an anti-clotting therapy approved in the U.S. and other countries for use in patients undergoing coronary angioplasty, a procedure to clear restricted blood flow in arteries around the heart. The Medicines Company creates value using its range of clinical and commercial skills to develop products acquired from leading life science innovators. The Company's website is http://www.themedicinescompany.com.

     Statements contained in this press release about The Medicines Company, the Company's projected revenues and financial results, expected benefits of the Company's restructured wholesaler arrangements, the timing of clinical trials and clinical trial results, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects", "intends", "potential", "estimates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's dependence on wholesalers and international distribution partners for sales of Angiomax and the fluctuation of revenues based on the buying patterns of these wholesalers and international distribution partners, the success of the Company's arrangements with the Company's wholesalers referred to in this release, that these wholesaler arrangements are subject to termination on short notice, physicians' acceptance of Angiomax clinical trial results, whether the Company will be able to obtain regulatory approval for additional indications of Angiomax, whether the Company's products will receive approvals from regulatory agencies, whether the Company's products will advance in the clinical trials process on the timelines anticipated by the Company or at all, whether the clinical trial results will warrant submission of applications for regulatory approval, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 8, 2005, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.


                        The Medicines Company
                Consolidated Statements of Operations

                                               Three months ended
(in thousands, except per share data)              December 31,
                                            --------------------------
                                                2005          2004
                                            --------------------------

                                            --------------------------
Net revenue                                  $   32,120   $    40,865
Operating expenses:
   Cost of revenue                                7,061         8,795
   Research and development                      12,960        15,106
   Selling, general and administrative           18,527        12,676
                                            ------------ -------------
        Total operating expenses                 38,548        36,577
                                            ------------ -------------
Income/(loss) from operations                    (6,428)        4,288
Other income                                      1,314           651
                                            ------------ -------------
Income/(loss) before income taxes                (5,114)        4,939
Provision for income taxes                            4          (272)
                                            ------------ -------------

Net income/(loss)                            $   (5,110)  $     4,667
                                            ============ =============

Basic earnings/(loss) per common share       $    (0.10)  $      0.10
                                            ============ =============
Shares used in computing basic
 earnings/(loss) per common share                49,720        48,273
                                            ============ =============

Diluted earnings/(loss) per common share     $    (0.10)  $      0.09
                                            ============ =============
Shares used in computing diluted
 earnings/(loss) per common share                49,720        49,910
                                            ============ =============


                        The Medicines Company
                Consolidated Statements of Operations

                                               Twelve months ended
 (in thousands, except per share data)             December 31,
                                            --------------------------

                                            --------------------------
                                                2005          2004
                                            ------------ -------------
Net revenue                                  $  150,207   $   144,251
Operating expenses:
   Cost of revenue                               34,762        29,123
   Research and development                      64,389        49,290
   Selling, general and administrative           63,053        50,275
                                            ------------ -------------
        Total operating expenses                162,204       128,688
                                            ------------ -------------
Income/(loss) from operations                   (11,997)       15,563
Other income                                      4,344         2,126
                                            ------------ -------------
Income/(loss) before income taxes                (7,653)       17,689
Provision for income taxes                         (100)         (690)
                                            ------------ -------------
Net income/(loss)                            $   (7,753)  $    16,999
                                            ============ =============

Basic earnings/(loss) per common share       $    (0.16)  $      0.36
                                            ============ =============
Shares used in computing basic
 earnings/(loss) per common share                49,443        47,855
                                            ============ =============

Diluted earnings/(loss) per common share     $    (0.16)  $      0.34
                                            ============ =============
Shares used in computing diluted
 earnings/(loss) per common share                49,443        49,772
                                            ============ =============


                        The Medicines Company
                Condensed Consolidated Balance Sheets


                                             December 31, December 31,
(in thousands)                                   2005         2004
                                             ------------ ------------

                   ASSETS
Cash, cash equivalents, available for sales
 securities                                   $  140,089   $  160,312
Accrued interest receivable                          922          912
Accounts receivable, net                          14,611       18,388
Inventories                                       47,985       27,342
Prepaid expenses and other current assets            971        1,252
                                             ------------ ------------
    Total current assets                         204,578      208,206
                                             ------------ ------------

Fixed assets, net                                  3,990        1,677
Other assets                                         139          161
                                             ------------ ------------
    Total assets                              $  208,707   $  210,044
                                             ============ ============

    LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities                           $   34,666   $   34,856
Deferred revenue                                   3,142        3,517
Stockholders' equity                             170,899      171,671
                                             ------------ ------------
    Total liabilities and stockholders'
     equity                                   $  208,707   $  210,044
                                             ============ ============



     CONTACT: The Medicines Company
              Michael Mitchell, 973-656-1616
              investor.relations@themedco.com